Exhibit 99.3

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF HOME SYSTEM GROUP

ADOPTED AS OF NOVEMBER 30, 2009

The Nominating and corporate Governance Committee’s responsibilities and powers as delegated by the board of directors are set forth in this Charter. Whenever the Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I. PURPOSE AND AUTHORITY OF THE COMMITTEE

The Nominating and Corporate Governance Committee (the “Committee”) of Home System Group (the “Company”) is appointed by the Board of Directors (the “Board”) to (1) assist the Board in identifying individuals qualified to become members of the Board and executive officers of the Company, (2) select, or recommend that the Board select, director nominees for election as directors by the stockholders of the Company; (3) develop and recommend t the Board a set of effective governance policies and procedures applicable to the Company; (4) lead the Board in its annual review of the Board’s performance; (5) recommend to the Board director nominees for each committee, (6) make recommendations regarding committee purpose, structure and operations and (7) oversee and approve a management continuity planning process.

II. COMPOSTION OF THE COMMITTEE

The Committee shall be comprised of three or more members of the Board. The members of the Committee shall satisfy all applicable requirements then in effect of the NYSE Amex, or any stock exchange or national securities association on which the Company’s securities are listed or quoted and any other applicable regulatory requirements, including without limitation requirements relating to director independence, nomination and size of the Committee.

The members of the Committee shall be appointed annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of the Company’s stockholders and each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation, retirement, removal from office or death. The members of the Committee may be removed, with or without cause, by a majority vote of the Board Vacancies on the Committee shall be filled by majority vote of the Board at the next Board meeting following the occurrence of the vacancy or as soon as practicable thereafter.

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all meetings of the Committee and set the agendas for Committee meetings. The Chairman will chair all meetings of the calendar with a proposed agenda of corporate governance matters and nominations to be addressed at each of the Committee’s scheduled meetings during the year Committee members are expected to make suggestions for agenda items. A vacancy in the position of Committee Chair shall be filled by majority vote of the Committee at the next Committee meeting following the occurrence of the vacancy or as soon as practicable thereafter.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as its members deem necessary to fulfill the Committee’s responsibilities. A majority of the Committee members shall constitute a quorum for the transaction of the Committee’s business. The Committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. The Committee shall have the authority to establish other rules and procedures for notice and conduct of its meetings consistent with the Company’s bylaws and this Charter. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority within the scope of the Committee’s authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any applicable law, regulation or listing standard to be exercised by the Committee as a whole.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, member of management of the Company and such other persons as it deems appropriate in order to carry out is responsibilities. However, when necessary, the Committee may meet in executive session without such other persons present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined.

Following each of its meetings, the Committee shall report its deliberations at the next meeting of the Board, including a description of all actions taken by the Committee at the meeting and an identification of any matters that require action by the Board. The Committee shall keep written minutes of its meetings which shall be maintained with the books and records of the Company.

IV           COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	Developing the criteria and qualifications for membership on the Board.
2.
Recruiting, reviewing and nominating candidates for election to the board or to fill vacancies on the Board; including retaining, determining fees and retention terms and terminating any search firm used to identify director candidates.

3.	Reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.

4.	Establishing subcommittees for the purpose of evaluating special or unique matters.
5.	Monitoring and making recommendations regarding committee functions, contributions and composition.
6.
Evaluating, on an annual basis, the current composition, organization and governance of the Board and its Committees, determining future requirements and make recommendations to the Board for approval.

7.	Developing, annually reviewing and updating and recommending to the Board a set of corporate governance principles for the Company.
8.
In the event it is necessary to select a new chief executive officer of the Company, leading the process and initiating evaluation, consideration and screening of potential chief executive candidates. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

9.
Reviewing and recommending to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders including determining agenda items, setting the time and date of the Annual Meeting and approving the slate of Directors for election.

10.	Evaluating and recommending termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or for other appropriate reasons.
11.	Coordinating and approving Board and Committee meeting schedules.
12.	Reviewing and assessing the Committee’s performance on an annual basis.
13.
Reviewing this Charter at least annually and making recommendations to the Board for approval and adoption of the Charter, including any additions, deletions or modifications, as may be deemed appropriate.

HOME SYSTEM GROUP
Board of Director Candidate Guidelines

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of Home System Group (the “Company”) will identify, evaluate and recommend candidates to become members of the Board of Directors(“Board”) with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company’s stockholders in accordance with the Company’s policy, a copy of which is attached hereto. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

Whether the candidate is independent pursuant to the requirements of the NYSE Amex rules.

Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

1.
Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert.” As defined by the Securities and Exchange Commission.

2.	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.
3.	Whether the candidate has knowledge of the Company and issues affecting the Company.
4.	Whether he candidate is committed to enhancing stockholder value.
5.	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.
6.	Whether the candidate is of high moral and ethical character and would be wiling to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.
7.	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.
8.	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.
9.	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.
10.	Whether the candidate is able to suggest business opportunities to the Company.

Stockholder Recommendations for Directors

Stockholders who wish to recommend to the Nominating and Corporate Governance Committee a candidate for election to the Board of Directors should send their letters to Home System Group, Oceanic Industry Park, Sha Gang Highway, Gang Kou Town, Zhongshan City, Guangdong, People’s Republic of China. Attention: Nominating and Corporate Governance Committee, or [Address in the US:__________________________], Attn: Nominating and Corporate Governance Committee, with a copy to the Company’s counsel, Mark E. Crone, Esq., The Crone Law Group, 101 Montgomery Street, Suite 1950, San Francisco, California 94104. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by stockholders in connection with selecting candidates for nomination in connection with the Company’s annual meeting of stockholders, the Corporate Secretary must receive the stockholder’s recommendation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary of the mailing of the proxy statement for the annual meeting of stockholder for the preceding year. For the year 2010, stockholder recommendations must be received by the Corporate Secretary no sooner than     , 2010 and no later than      , 2010.

The recommendation must contain the following information about the candidate:

•	Name;
•	Age:
•	Business and current residence addresses, as well as residence addresses for the past 20 Years；
•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the work force);
•	Educational background;
•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of shares of common stock of the Company beneficially owned by the candidate;
•
The information that would be required to be disclosed by the Company about thecandidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of the Company, if elected.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.